UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 6, 2011
MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
MedAssets, Inc. (the “Company”) previously entered into employment agreements with certain of its executive officers on terms and conditions that the Company’s historical Compensation Committee of the Board of Directors (the “Board”) determined were necessary and advisable for the long-term retention of these key executives, particularly in the event of a change in control of the Company. Agreements were executed with: Messrs. John A. Bardis, L. Neil Hunn and Rand A. Ballard on August 21, 2007 (copies of which were included as exhibits to the Company’s filing on Form S-1 on August 24, 2007); Mr. Lance M. Culbreth on November 16, 2010 (a copy of which was included as an exhibit to the Company’s filing of a Current Report on Form 8-K on November 19, 2010) and Mr. Charles O. Garner on January 7, 2011 (a copy of which was included as an exhibit to the Company’s filing of a Current Report on Form 8-K on January 10, 2011).
In February 2011, the Company’s Compensation, Governance and Nominating Committee (the “Committee”) of the Board reviewed the terms of our executive officers’ employment agreements (the “Agreements”) and determined that certain changes to the Agreements were necessary to comply with current “best practices” in the compensation of executives of publicly-traded companies. Pursuant to the terms of the Agreements, in the event that any payment under the Agreements constituted an “excess parachute payment” under Section 280G of the Internal Revenue Code (“the Code”), the officers were entitled to gross-up payments to cover the 20% excise tax which could be imposed on such payments pursuant to Section 4999 of the Code. The total estimated amount of these gross-up payments (applicable to Messrs. Bardis, Hunn, Ballard and Culbreth) as provided in the “Potential Payments Upon Termination or Change in Control (at December 31, 2010)” section of the Company’s 2011 Definitive Proxy Statement on Form DEF 14A filed on May 2, 2011) if such officer’s employment was terminated on December 31, 2010 immediately following a change in control, was approximately $6.6 million. The Committee concluded that this excise tax gross-up provision should be eliminated from all of the Agreements.
Additionally, the Committee determined it necessary and advisable for the long-term retention of these key executives to amend the Agreements to provide that all unvested equity awards held by the executive will automatically vest following the executive’s termination by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Agreements).
As a result, on May 2, 2011, the Company and these executive officers entered into amended and restated employment agreements to effect these changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.
May 6, 2011	By:	/s/ Charles O. Garner
		Name:	Charles O. Garner
		Title:	Executive Vice President and Chief Financial Officer